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                                                                    EXHIBIT 23.3



                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents the incorporation by reference in the Registation Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-30478, 333-07255, 333-30324, 333-52666, 333-52668, and 333-46129) of
Chesapeake Energy Corporation of our reserve report dated as of February 2, 2001 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Form 10-K to be filed with the Securities and Exchange Commission on or about March 28, 2001.



                                             RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 29, 2001